FORM OF OMAX PROXY CARD
Exhibit 99.1
SPECIAL MEETING OF SHAREHOLDERS OF
OMAX CORPORATION
[          ], 2008
Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 1 AND “FOR” PROPOSAL 2.
DETACH HERE
PLEASE MARK YOUR VOTE, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK
YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To approve and adopt the Agreement and Plan of Merger, dated September 9, 2008, by and among Flow International Corporation, OMAX Corporation and Orange Acquisition Corporation, a wholly-owned subsidiary of Flow International Corporation, as amended by the First Amendment to Agreement and Plan of Merger, dated November 10, 2008.	☐	☐	☐
2.	To approve the grant of discretionary authority to Flow management to adjourn or postpone the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes to approve Proposal 1.	☐	☐	☐
This proxy is solicited on behalf of the Board of Directors of OMAX. This proxy, when properly executed, will be voted in accordance with the instructions given above. If no instructions are given, this proxy will be voted “FOR” proposal 1 and “FOR” proposal 2.
In their discretion, the proxies identified herein are authorized to vote on such other matters of business as may properly come before the meeting or any adjournment or postponement thereof.

If you plan to attend the meeting, please check the box at right.	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature:	Signature:
Date:	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

OMAX CORPORATION
PROXY
FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [          ], 2008
AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF
DIRECTORS OF OMAX CORPORATION
     The undersigned hereby appoints Dr. John Cheung, Mr. Jim O’Connor and Mr. John Leness and each of them, with full power of substitution, as proxies to represent and vote as designated on the reverse side, all the shares of common stock of OMAX Corporation held of record by the undersigned on [          ], 2008 at the Special Meeting of Shareholders of OMAX Corporation to be held on [          ], 2008 at 8 a.m. (Pacific Standard Time) at its headquarters located at 21409 72nd Avenue South, Kent, Washington, 98032, or any adjournment or postponement thereof. Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the proxies’ discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
(Continued and to be marked, signed and dated on the reverse side)